RJR NABISCO HOLDINGS CORP.
                            RESTRICTED STOCK PROGRAM

                           [Effective March 1, 1993]

1.  Relationship to 1990 Long-Term Incentive Plan
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            The Restricted Stock Program (the "Program") sets forth the terms and conditions under which restricted shares of RJR Nabisco Holdings Corp. (the "Company") Common Stock may be granted under the 1990 Long-Term Incentive Plan ("LTIP"). No grant may be made inconsistent with the LTIP.

2.  Definitions
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            For the purpose of the Program, the following terms shall have the meaning shown:

            (a)  Date of Grant.  The date on which the Committee awards a Grant
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                 to a Participant for the applicable Performance Period, which generally will be within 90 days following the commencement of such period. Participants may have different Dates of Grant for the same Performance Period.

            (b)  Grant.  An award made by the Committee in the form of shares
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                 of Restricted Stock.

            (c)  Termination For Cause.  For purposes of the Plan, a
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                 Participant's employment shall be deemed to have been
                 terminated for "Cause" if the termination results from the
                 Participant's: (a) criminal conduct, (b) deliberate and continual refusal to perform employment duties on substantially a full time basis, (c) deliberate and continual refusal to act in accordance with any specific lawful instructions of an authorized officer or employee more senior than the Participant, or (d) deliberate misconduct which could be materially damaging to the Company or any of its business operations without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company and its subsidiaries taken as a whole. A termination of the Participant's employment shall not be deemed for Cause hereunder unless the senior personnel executive of the Company shall confirm that any such termination is for Cause as defined hereunder. Any voluntary termination by the Participant in anticipation of an involuntary termination of the Participant's employment for Cause shall be deemed to be a termination of the Participant's employment for Cause.

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            (d)  Performance Period.  A period of two, three or four
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                 consecutive calendar years or until a specified date as
                 determined by the Committee.

            (e)  Restricted Shares.  Common Stock granted to a Participant
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                 under the Program, certificates for which are issued as of the
                 Date of Grant and held in custody by the Company and subsequently deliverable to the Participant only when the restrictions applicable to the Grant lapse. Prior to lapse of restrictions, Restricted Shares may not be sold, transferred, tendered, assigned, pledged or otherwise encumbered; part or all of a Grant may be irrevocably forfeited in accordance with the terms of the Program.

3.  Performance Periods and Grants
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            (a) One new Performance Period may be established commencing each year with a duration of two, three or four calendar years or until a specified date.

            (b) For each Performance Period the Committee may select and make Grants of Restricted Shares to Participants, as it shall determine, at any time during the first six months of such period.

            (c) Grants made by the Committee shall be subject to the provisions of the Program and to such other terms and conditions, not inconsistent with the Program and the LTIP, as are set forth in a Restricted Stock Agreement entered into by the Company and the Participant. A Participant may be required to execute and deliver to the Company an irrevocable stock power endorsed in blank as a condition of receiving a Grant.

            (d) The Committee at any time may make other grants of Restricted Shares which are not covered by this Program and which may be subject to different terms and conditions otherwise consistent with the LTIP.

4.  Lapse of Restrictions; Forfeitures
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            All restrictions on Restricted Shares granted for a Performance
Period shall lapse 45 to 60 days following the end of such Performance Period, such date to be established by the Committee, provided, that the Participant's employment has not terminated prior to the end of the Performance Period.

            If a Participant terminates employment within one year of the Date of Grant for any reason whatsoever, including death, disability or retirement, all Restricted Shares covered by such Grant shall be irrevocably forfeited and such Participant shall have no rights or claims thereto. The following provisions shall apply to a Participant who terminates employment at least one year after the Date of Grant but prior to the end of a Performance Period:

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            (a)  If a Participant's employment terminates because of death,
                 Disability (as defined in the Company's Long Term Disability
                 Plan), or retirement at his Normal Retirement Date established by an applicable Company retirement program, all restrictions shall lapse on the Restricted Shares covered by such Grant and such shares shall be issuable to the participant or his estate as soon as practicable.

            (b) If a Participant's employment terminates prior to the end of a Performance Period due to (a) involuntary termination by action of the Company, other than termination for Cause, or
                 (b) retirement prior to normal retirement date under a retirement plan of the Company, restrictions may, in the sole discretion of the Chief Executive Officer of the Company, lapse on a pro rata basis. Except as may otherwise be specifically provided in a Participant's employment or separation agreement, if any, for each Grant, the pro rata number of such unrestricted shares shall be determined by multiplying the number of shares in the grant by a fraction, the numerator of which is the number of months such Participant was actively employed during the Performance Period (including the month during which employment terminated) and the denominator of which is the total number of months in the Performance Period. If the Participant elects to retire prior to his Normal Retirement Date, or prior to any earlier retirement date established by previous agreement with the Company, all shares will be forfeited unless such retirement is pursuant to the written consent of the Chief Executive Officer of the Company. In the case of the Chief Executive Officer consent shall be determined by the Committee.

            (c) If a participant voluntarily terminates employment prior to the end of a Performance Period, or is involuntarily terminated for Cause, all Restricted Shares covered by all his Grants shall be forfeited.

5.  Dividend and Voting Rights
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            A participant shall become a shareholder of record of Restricted
Shares commencing with the Date of Grant and continuing until the date such shares are forfeited or disposed of by the Participant following distribution. He shall be entitled to vote such shares and currently receive dividends on such shares so long as he is shareholder of record on the applicable record date for a shareholder vote or a dividend payment, regardless of whether or not restrictions have lapsed.

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6.  Delivery of Stock Certificates
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            As soon as practicable following the date restrictions lapse on
Restricted Shares, one or more certificates for shares of Common Stock shall be issued to the Participant, or if the Participant so elects, jointly in the name of the Participant and the Participant's spouse, and thereafter delivered to the Participant. Any distribution made with respect to a Participant who has died shall be issued to his estate.

7.  Tax Withholding
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            Any taxes required to be withheld by Federal, state or local law upon delivery of Common Stock to a Participant without restrictions shall be paid by the Participant at or before the time of delivery. Alternatively, to the extent it would not result in adverse consequences to a Participant by reason of Rule 16b-3 of the Securities Exchange Act of 1934, the Company may elect to convert to cash such number of shares as are necessary to satisfy such withholding requirements. The Company shall effect any such cash conversion based on the fair market value (average of high and low trade) of a share of Common Stock on the New York Stock Exchange on the date restrictions lapse or the subsequent trading day, with such shares reverting to the Company.

8.  Amendment or Termination
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            The Committee shall have the power to amend, suspend or terminate the Program at any time except that no action can be taken that would not be permitted by the LTIP or that would materially adversely affect the rights of Participants with respect to outstanding Grants.

9.  Adjustments
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            In the event that a stock dividend, stock split, or other
subdivision, consolidation reclassification or change of the shares of Common Stock takes place, the outstanding Restricted Shares shall be automatically adjusted accordingly, consistent with the terms of the LTIP.


            In the event of a merger, acquisition or other change which may have a significant effect upon the Company or its subsidiaries, the Committee shall adopt appropriate changes in Performance Measures as needed to achieve the Program's objectives consistent with the LTIP.

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10. Miscellaneous
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            (a)  Except as determined by the Committee, no person shall have any right to receive a Grant. Participation in the Program does not give a Participant the right to be retained as an employee of the Company.

            (b) The Company, the Board of Directors, the Committee, the officers and other employees of the Company shall not be liable for any action taken in good faith in interpreting and administering the Program.

            (c) Restricted Shares granted under the Program are subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration, or qualification of shares of Common Stock issuable pursuant to the Program, is required by any securities exchange or under any state or Federal law, or the consent of approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of shares of Common Stock, no distribution under the Program shall be made in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

            (d) The Program shall be governed by and subject to the laws of the State of Delaware.

11.  Finality of Determination
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            The Committee shall have the power to interpret the Program and all interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties.

12.  Effective Date
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            The Program shall become effective as of March 1, 1993.